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                                                                    EXHIBIT 99.1

PRESS CONTACT:                                     INVESTOR RELATIONS CONTACT:
Robyn Jenkins                                      Blair Christie
Cisco Systems, Inc.                                Cisco Systems, Inc.
(408) 853-9848                                     (408) 525-4856
rojenkin@cisco.com                                 blchrist@cisco.com

INDUSTRY ANALYST RELATIONS CONTACT:
Art Rangel
Cisco Systems, Inc.
(408) 853-5705
arangel@cisco.com


          CISCO SYSTEMS COMPLETES ACQUISITION OF PIXSTREAM INCORPORATED

        SAN JOSE, Calif., Dec. 20, 2000 -- Cisco Systems, Inc., today announced it has completed the acquisition of privately held PixStream Incorporated of Waterloo, Canada.

        On Aug. 31, 2000, Cisco announced a definitive agreement to acquire PixStream, a developer of hardware and software solutions to distribute and manage digital video across broadband networks. The acquisition supports Cisco's vision to provide network architectures that enable service providers to offer data, voice and video services to businesses and consumers. This acquisition is being accounted for as a purchase.

ABOUT CISCO SYSTEMS

        Cisco Systems, Inc. (NASDAQ: CSCO) is the worldwide leader in networking for the Internet. News and information are available at www.cisco.com.

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